UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2023, Servotronics, Inc. (the “Company”) entered into a Financing Agreement (“Financing Agreement”) with Rosenthal & Rosenthal, Inc. (“Rosenthal”) and closed on its new secured credit facility to replace its existing credit facility with Bank of America, N.A.

The new credit facility of up to $7,000,000 has a term of three years, subject to acceleration in the event of customary events of default. The Company’s obligations to repay amounts borrowed under the Financing Agreement are secured by liens on substantially all of the non-real property assets of the Company and the amount available for borrowing under the Financing Agreement is limited to the lesser of the facility total and the calculated borrowing base, which is based on certain loan percentages applied to eligible accounts receivable of the Company. The interest rate per annum is the greater of prime or 7% (herein referred to as “Prime”) plus 1%. The Company will pay a commitment fee of 0.5% on the average daily amount of the facility available, but unused. The credit facility is subject to a customary facility fee and administration fee. The Financing Agreement contains customary representations, warranties, affirmative and negative covenants, limitations and events of default.

All obligations to Bank of America, N.A. under the Company’s previous credit facility were paid in full in the aggregate amount of approximately $3,600,000 upon closing of the Financing Agreement.

A copy of the Financing Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Financing Agreement is qualified in its entirety by reference to the full text of the Financing Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Financing Agreement, as described under item 1.01 of this Current Report on Form 8-K, the Company also terminated and replaced its prior credit facility with Bank of America, NA.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Financing Agreement effective June 28, 2023 between Servotronics, Inc. and Rosenthal & Rosenthal, Inc.
104	Cover Page Interactive File (embedded within Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 30, 2023

Servotronics, Inc.

By:	/s/ Robert Fraass
Robert Fraass
Chief Financial Officer